                                                                    EXHIBIT 99.1

                          [NEBRASKA BOOK COMPANY LOGO]


FOR IMMEDIATE RELEASE                           CONTACT: Alan Siemek
                                                         Chief Financial Officer
                                                         402-421-0499

             NBC ACQUISITION CORPORATION REPORTS FISCAL YEAR RESULTS


LINCOLN, NEB. (June 17, 2004) - NBC Acquisition Corp. (the Company), the parent company of Nebraska Book Company Inc., today announced results for its fiscal year ended March 31, 2004. For the year, consolidated revenues were a record $398.7 million, up 7.6% from $370.5 million in the fiscal year ended March 31, 2003. Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) for the 2004 fiscal year were $51.4 million, down 7.7% from $55.6 million in the prior fiscal year. The Company noted that the fiscal 2004 results were impacted by several charges related to a previously announced debt refinancing transaction in December of 2003 and the Weston Presidio transaction that was announced in March 2004. Those charges included stock compensation costs of $7.3 million and other debt refinancing transaction expenses of $0.3 million.

NBC's record revenues included $239.6 million from the College Bookstore division (up 10.5%), $130.2 million from the Textbook division (down 1.9%), and $54.2 million from the Complementary Services division (up 23.2%). Such revenues included inter-company revenues of $25.4 million.

Consolidated gross profit was a record $159.0 million for the fiscal year ended March 31, 2004, an increase of $13.0 million or 8.9% over the prior fiscal year. Gross margin was 39.9% for the 2004 fiscal year, an increase from the prior fiscal year margin of 39.4%, due primarily to the increased margins in both the College Bookstore and Textbook divisions. Including the stock compensation and other transaction charges noted above, total operating expenses were $112.8 million, an increase of $18.8 million or 20.0 % over the prior fiscal year. Income before income taxes was $9.3 million for the year ended March 31, 2004, compared to $30.0 million in the prior fiscal year. The decrease in pre-tax income was due primarily to the impact of the stock compensation and transaction expenses noted above and the impact of additional interest expense related to the debt refinancing transaction in December, 2003 and the Weston Presidio transaction. The Company recorded additional interest expense of $14.2 million from those transactions for the write off of debt issue costs and call premiums.

EBITDA (excluding corporate costs) for each of the Company's operating divisions in fiscal year 2004 was $30.7 million in the College Bookstore division, an increase of $3.7 million or 13.8% over the prior fiscal year, $33.5 million in the Textbook division, a decrease of $0.5 million or 1.3% compared to the prior fiscal year, and $2.9 million in the Complementary Services division, an increase of $0.8 million or 40.9% over the prior fiscal year.

Mark Oppegard, President and CEO of the Company said "We are very pleased with the consolidated operating results of our Company as we continue to grow as an organization. We also appreciate the confidence of the Weston Presidio organization in us and look forward to working with them in the coming years."

The Company also announced a number of additions to its college bookstore chain. During the fourth quarter of the 2004 fiscal year the Company purchased a store serving the University of Toledo in Toledo Ohio. Subsequent to year end, the Company has also purchased stores serving the University of North Florida, Florida Community College at Jacksonville, and Eastern Michigan University. In addition, the Company was selected to contract manage the bookstore at Alma College in Michigan.

Because a controlling interest in the Company was acquired by funds affiliated with Weston Presidio Capital in March 2004, the results of operations for the 2004 fiscal year that follows are split into two accounting periods - one covering the 11 month period ended February 29, 2004 (Predecessor) and one covering the 1 month period ended March 31, 2004 (Successor).

NBC ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

---------------------------------------------------------------------------------------------------------------------------

                                                          Successor                       Predecessor
                                                        --------------      --------------------------------------
                                                        1 Month Ended        11 Months Ended         Year Ended
                                                        March 31, 2004      February 29, 2004       March 31, 2003
                                                        --------------      -----------------       --------------
REVENUES, net of returns                                 $  13,317,394         $ 385,363,674         $ 370,509,849

COSTS OF SALES                                               7,768,616           231,874,108           224,488,201
                                                         -------------         -------------         -------------

  Gross profit                                               5,548,778           153,489,566           146,021,648

OPERATING EXPENSES:

  Selling, general and administrative                        8,540,262            91,877,771            90,390,858
  Depreciation                                                 342,992             2,977,309             2,987,947
  Amortization                                                 649,000             1,162,320               644,053
  Stock-based compensation                                          --             7,263,940                    --
                                                         -------------         -------------         -------------

                                                             9,532,254           103,281,340            94,022,858
                                                         -------------         -------------         -------------

INCOME (LOSS) FROM OPERATIONS                               (3,983,476)           50,208,226            51,998,790

OTHER EXPENSES (INCOME):

  Interest expense                                           2,848,447            34,535,902            22,192,314
  Interest income                                              (97,587)             (307,680)             (360,448)
  (Gain) Loss on derivative financial instruments                   --               (57,296)              155,831
                                                         -------------         -------------         -------------

                                                             2,750,860            34,170,926            21,987,697
                                                         -------------         -------------         -------------

INCOME (LOSS) BEFORE INCOME TAXES                           (6,734,336)           16,037,300            30,011,093

INCOME TAX EXPENSE (BENEFIT)                                (2,502,688)            6,608,592            12,231,845
                                                         -------------         -------------         -------------

NET INCOME (LOSS)                                        $  (4,231,648)        $   9,428,708         $  17,779,248
                                                         =============         =============         =============

SELECTED BALANCE SHEET DATA:                        March 31, 2004       March 31, 2003
---------------------------                         --------------       --------------
Cash & cash equivalents                              $  33,276,181         $ 39,405,382

Restricted cash**                                       27,065,000                   --

Inventories                                             70,139,222           68,315,352

Identifiable intangibles, net of amortization          157,505,632            1,350,660

Goodwill                                               268,646,931           30,472,823

Total assets                                           649,690,948          210,379,017

Total long-term debt**                                 431,791,924          216,936,990

Stockholders' equity (deficit)                         114,527,781          (49,519,757)





**Included in restricted cash are escrowed funds related to bonds that were not tendered in the Weston Presidio transaction. A corresponding amount of approximately $25.9 million is included as long-term debt at March 31, 2004. The escrowed funds were used to redeem those outstanding bonds and pay accrued interest and call premiums in April, 2004.

EBITDA for the one month ended March 31, 2004, the eleven months ended February 29, 2004, and the year ended March 31, 2003 and the corresponding ending change in EBITDA (based upon combined EBITDA for fiscal 2004) was as follows:

                            Successor                    Predecessor
                         --------------      -------------------------------------                  Change
                         1 Month Ended        11 Months Ended        Year Ended          -----------------------------
                         March 31, 2004      February 29, 2004     March 31, 2003           Amount         Percentage
                         --------------      ------------------    ---------------       --------------    -----------
Textbook Division         $    (85,994)        $ 33,544,806         $ 33,915,223         $   (456,411)          (1.3)%

Bookstore Division          (2,471,525)          33,190,998           26,992,497            3,726,976           13.8%

Complementary
Services Division              251,371            2,624,520            2,041,093              834,798           40.9%

Corporate
administration                (685,336)         (15,012,469)          (7,318,023)          (8,379,782)         114.5%
                          ------------         ------------         ------------         ------------          -----

                          $ (2,991,484)        $ 54,347,855         $ 55,630,790         $ (4,274,419)          (7.7)%
                          ============         ============         ============         ============          =====




As the Company is highly-leveraged and its equity is not publicly-traded, it believes that EBITDA is useful in measuring its liquidity and provides additional information for determining its ability to meet debt service requirements. The Senior Subordinated Notes, Senior Discount Notes, and Senior Credit Facility also utilize EBITDA, as defined in those agreements, for certain financial covenants. EBITDA does not represent and should not be considered as an alternative to net cash flows from operating activities as determined by accounting principles generally accepted in the United States of America, and EBITDA does not necessarily indicate whether cash flows will be sufficient for cash requirements. Items excluded from EBITDA, such as interest, taxes, depreciation and amortization, are significant components in understanding and assessing the Company's financial performance. EBITDA measures presented here may not be comparable to similarly titled measures presented by other companies.

The following presentation reconciles EBITDA with net cash flows from operating activities and also sets forth net cash flows from investing and financing activities:


                                                    Successor                       Predecessor
                                                   --------------     --------------------------------------
                                                   1 Month Ended      11 Months Ended           Year Ended
                                                   March 31, 2004     February 29, 2004       March 31, 2003
                                                   --------------     -----------------     ----------------
EBITDA                                             $  (2,991,484)        $  54,347,855         $  55,630,790

Adjustments to reconcile EBITDA to net cash flows from operating activities:

  Interest income                                         97,587               307,680               360,448

  Provision for losses on receivables                    218,205                66,393               451,578

  Cash paid for interest                              (6,891,827)          (20,125,528)          (13,549,099)

  Cash paid for income taxes                              (9,991)           (6,466,526)          (14,533,352)

  (Gain) loss on disposal of assets                       13,582               408,095                35,428

  Changes in operating assets and
liabilities, net of effect of
acquisitions/disposals                               (11,947,584)           10,066,803             8,935,820
                                                   -------------         -------------         -------------
Net Cash Flows from Operating Activities           $ (21,511,512)        $  38,604,772         $  37,331,613
                                                   =============         =============         =============
Net Cash Flows from Investing Activities           $(183,836,223)        $  (6,451,658)        $  (5,327,072)
                                                   =============         =============         =============
Net Cash Flows from Financing Activities           $ 158,961,630         $   8,103,790         $  (4,018,436)
                                                   =============         =============         =============





NBC Acquisition Corp.'s financial results conference call will be Friday, June 18, 2004 at 9:00 a.m. CDT (10:00 a.m. EDT). Participants will be Mark W. Oppegard, President and Chief Executive Officer, Barry Major, Chief Operating Officer, and Alan G. Siemek, Chief Financial Officer.

The call can be accessed by calling 888-428-4478. A replay of the call will be available from 11:30 a.m. CDT on June 18th, 2004 until 11:59 CDT on June 25th, 2004 by calling 800-475-6701 in the U.S. with access code 735018.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of the Company and statements preceded by, followed by or that include the words "may," believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to volume and revenue growth, earnings per share or EBITDA growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Several important factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. The factors that could cause actual results to differ materially include, but are not limited to, the following: increased competition from other companies that target the Company's markets and from alternative media as a source of textbook information; ability to successfully acquire bookstores or to integrate future acquisitions; inability to purchase a sufficient supply of used textbooks; changes in pricing of new and/or used textbooks; loss or retirement of key members of management; the impact of seasonality of the wholesale and bookstore operations; increases in the Company's cost of borrowing or inability to raise or unavailability of additional debt or equity capital; changes in general economic conditions and/or in the markets in which the Company competes or may, from time to time, compete; and other risks detailed in the Company's Securities and Exchange Commission filings, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.